                                                                EXHIBIT 10.1


NATIONSBANK OF TENNESSEE, N.A.

                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") dated as of July 10, 1997, by and between NATIONSBANK OF TENNESSEE, N.A. a national banking association ("Bank") and SCB COMPUTER TECHNOLOGY, INC., a Tennessee corporation, DELTA SOFTWARE SYSTEMS, INC., a Tennessee corporation, and TMR ACQUISITION, INC., a Tennessee corporation (collectively "Borrower").

                                   RECITALS:

                 A. Borrower has applied to Bank for a revolving term loan facility (the "Loan") in the principal amount of $16,000,000.

                 B. One of the conditions of the Loan from Bank to Borrower is the execution of this Agreement setting forth the terms and conditions of the Loan.

         NOW THEREFORE, in consideration of the Loan described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree as follows:

         1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                 A. ACCOUNT DEBTOR: Account Debtor means any Person (as herein defined) which is now or hereafter obligated or indebted to Borrower or Partners (as herein defined) on any Account Receivable.

                 B. ACCOUNTS RECEIVABLE: Accounts Receivable means all amounts owed to Borrower and Partners on account of sales, leases or rentals of goods or services rendered in the ordinary course of trade or business to or on behalf of any Person (as herein defined) which is now or hereafter obligated or indebted to Borrower (i) which arise from goods theretofore sold and delivered or services or rentals theretofore rendered or made, as the case may be, to an Account Debtor (as herein defined); (ii) with respect to which no setoffs, counterclaims or defenses are claimed by the Account Debtor; (iii) which constitute the binding obligation of an Account Debtor which Bank deems, in the exercise of its reasonable business judgment, to be solvent, to be financially able to pay its debts and obligations as they become due and to be paying its debts and obligations as they become due; (iv) which, in the case of "dated invoices" which specify a due date for the payment thereof, do not remain unpaid more than ninety (90) days after the end of the month in which such due date falls, and in the case of all other invoices, do not remain unpaid more than ninety (90) days after the date of such invoice; (v) with respect to which the Account Debtor is not an officer, director, agent or employee of Borrower
(vi) which do not arise from a "sale on approval," "sale or return," "guaranteed sale" or "consignment"; and (viii) which are unencumbered or pledged as collateral for any other indebtedness of Borrower.
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                 C.       BORROWER:   SCB Computer Technology, Inc., a
Tennessee corporation, Delta Software Systems, Inc., a Tennessee Corporation, and TMR Acquisition, Inc., collectively.

                 D.       BORROWER'S ADDRESS:
                          1365 Brierbrook Road
                          Germantown, Tennessee 38138

                 E. CURRENT LIABILITIES: Current Liabilities means the aggregate amount of all current liabilities as determined in accordance with GAAP, but in any event shall include all liabilities except those having a maturity date which is more than one year from the date as of which such computation is being made.

                 F. EBITDA: EBITDA means, without duplication for any period, the following, each calculated for the trailing twelve (12) months of such period: (a) Net Income; plus (b) any provision for (or minus any benefit from) income or franchise taxes included in the determination of Net Income; plus (c) interest expense (excluding that which is associated with any lease expense whereby the contract is assigned to a non-recourse lender) deducted in the determination of Net Income (excluding that which is associated with any lease expense whereby the contract is assigned to a non-recourse lender); plus
(d) amortization and depreciation (excluding that which is associated with any lease expense whereby the contract is assigned to a non-recourse lender) deducted in the determination of Net Income (excluding that which is associated with any lease expense whereby the contract is assigned to a non-recourse lender); plus (e) losses from (or minus gains from) non-cash items (excluding sales, expenses or losses related to current assets) included in the determination of Net Income; minus (f) after tax extraordinary gains (or plus after tax extraordinary losses) (in each case as defined under GAAP) included in the determination of Net Income.

                 G. FUNDED DEBT: Funded Debt means the total indebtedness outstanding under all recourse notes payable of Borrower, plus funded or unfunded letters of credit issued pursuant to Borrower's application therefor, plus capital leases of Borrower.

                 H. HAZARDOUS MATERIALS: Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                 I. LOAN: Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

                 J. LOAN DOCUMENTS: Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

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                 K.       NET INCOME: Net Income means for any period, the net
income (or loss) of Borrower and its Subsidiaries after provision for or benefit from income and franchise taxes determined in accordance with GAAP, but excluding: (i) the income (or loss) of any Person (other than a Subsidiary) in which Borrower has an ownership interest unless received by Borrower in a cash distribution; and (ii) the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with Borrower.

                 L. PARTNERS: Partners means collectively Partners Capital Group, Inc., a California corporation, and Partners Resources, Inc., an Arizona corporation, both of which are being acquired by SCB Computer Technology, Inc.

                 M. PERSON: Person means any individual, partnership, corporation, trust, unincorporated organization, lender liability company, association, joint venture or other legally recognized entity having the capacity to contract in its own name.

                 N. SUBSIDIARIES: Subsidiaries means those corporations now or hereafter owned by SCB Computer Technology, Inc., including at the present time, those identified on Exhibit "A" attached hereto, as such list may be amended or restated from time to time.

                 O. TANGIBLE NET WORTH. Tangible Net Worth means the amount by which total assets exceed total liabilities in accordance with GAAP.

                 P. ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

         2.      LOANS.   Bank hereby agrees to make one or more loans to
Borrower in the aggregate principal face amount of Sixteen Million and No/100 Dollars ($16,000,000.00). The obligation to repay the loans is evidenced by a promissory note or notes dated July 10, 1997, (the promissory note or notes together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note.

                 A. REVOLVING TERM LOAN FEATURE. The Loan shall consist of a revolving term loan facility (the "Loan") under which Borrower may from time to time, borrow, repay and re-borrow funds. The Loan shall be repaid as set forth in the Note with a maturity date of August 1, 2000, at which time the entire outstanding principal balance, plus all accrued and unpaid interest, shall be due and payable in full. Interest shall be paid monthly as more fully provided in the Note.

                 B. ACQUISITION/STRUCTURING FEE. Borrower will pay an acquisition/structuring fee of Forty-Eight Thousand and No/100 Dollars ($48,000.00) at the closing of the Loan.





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                 C.       UNUSED CREDIT FEE.  Borrower will pay hereafter on
August 1, 1997, and on the same day of each month thereafter for the period from and including the date the Loan was established to and including the maturity date of the Loan, an unused credit fee at a rate per annum equal to
(i) .20%, (if the Funded Debt/EBITDA ratio is less than 1.0 to 1.0), (ii) .25% (if such ratio is equal to or less than 1.50 to 1.0), or (iii) .30% (if such ratio is greater than 1.5 to 1.0), times the average daily unused portion of the Loan during the preceding month. The Borrower may at any time upon written notice to the Bank permanently reduce the amount of the Loan at which time the obligation of the Borrower to pay such unused credit fee shall thereupon correspondingly be reduced.

                 D. PURPOSE. Ten Million and No/100 Dollars ($10,000,000.00) of the Loan shall initially be used to acquire Partners. The remainder of the Loan shall be available to Borrower for other general corporate purposes (including, without limitation, additional acquisitions made in accordance with the terms hereof) or for reimbursement to Borrower for additional funds out of Borrower's available cash used to purchase Partners, provided all due diligence has been completed to Bank's reasonable satisfaction, such due diligence including, without limitation, (i) UCC-11 searches for Borrower and Partners revealing no liens, liabilities or obligations reasonably unacceptable to Bank, (ii) satisfactory review of all material lease contracts securing non-recourse debt of Borrower or Partners,
(iii) proof reasonably satisfactory to Bank that Borrower has incurred no contractual liability as a result of the acquisition of Partners which is unacceptable to Bank in its reasonable discretion including, without limitation, acceptable opinion letters from Borrower's counsel opining to such matters as Bank may reasonably require including, without limitation, counsel opinion that Borrower has incurred no contractual liability as a result of the acquisition of Partners, other than as set forth in the relevant stock purchase agreements, copies of which will be provided to Bank, and (iv) proof that no other funds in excess of One Million and No/100 Dollars have been used by Borrower for the use or benefit of Partners, or either of them. Borrower agrees to provide Bank with guaranty agreements in form and substance prepared by and acceptable to Bank executed by the Partners within ten (10) days of the date hereof. Notwithstanding the initial draw limitation of Ten Million and No/100 Dollars ($10,000,000.00) as set forth above and the other conditions to further advances hereunder, Borrower may also draw an additional Six Million and No/100 Dollars ($6,000,000.00) on the date hereof provided (i) marketable securities reasonably acceptable to Bank are pledged (in form and substance prepared by Bank) by Borrower to Bank on the date hereof to fully secure such sum, and (ii) Borrower agrees to repay such sum within ten (10) days of the date hereof, at which time Bank agrees to fully release such marketable securities. Failure to so repay shall constitute a default hereunder.

         3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

                 A. GOOD STANDING. Each of the Persons composing Borrower and Partners is a corporation, duly organized, validly existing and in good standing under the laws of the state of its formation and has the power and authority to own its property and to carry on its business as currently conducted.





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                 B.       AUTHORITY AND COMPLIANCE.  Borrower has full power
and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and each Person composing Borrower and, to Borrower's knowledge, Partners, is in material compliance with all laws and regulatory requirements to which each is subject.

                 C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

                 D. LITIGATION. There is no material proceeding involving Borrower or to Borrower's knowledge, Partners, pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                 E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower or, to Borrower's knowledge, Partners, and no provision of any existing material agreement, mortgage, indenture or contract binding on Borrower or, to Borrower's knowledge, Partners, or affecting its or their property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents. Acquisition of Partners will not constitute a default under any document to which Borrower, or, to Borrower's knowledge, Partners, is a party, or result in the acceleration of any indebtedness or obligations of Borrower or Partners.

                 F. OWNERSHIP OF ASSETS. Borrower and, to Borrower's knowledge, Partners have good title to their respective assets, and their assets are free and clear of liens, except limited liens involving non-recourse lease related loans, and except for those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement, or, with respect to Partners, disclosed to Bank prior to the execution of the guaranty agreements executed by Partners which are required to be furnished to Bank within ten (10) days of the date hereof.

                 G. TAXES. All taxes and assessments due and payable by Borrower, and to Borrower's knowledge, Partners, have been paid or are being contested in good faith by appropriate proceedings and Borrower and to Borrower's knowledge, Partners have filed all tax returns which they are required to file.

                 H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since January 31, 1997. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan





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Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

                 I. PLACE OF BUSINESS. Borrower's chief executive office is located at 1365 Brierbrook Road Germantown, Tennessee 38138

                 J.       ENVIRONMENTAL.   The conduct of Borrower's and to
Borrower's knowledge, Partners, business operations and the condition of Borrower's and to Borrower's knowledge, Partners', respective properties does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

                 K. CONTINUATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under the Loan.

                 L. SUBSIDIARIES. Other than as shown on Exhibit "A", except for Partners and those Persons other than SCB Computer Technology, Inc. composing Borrower, there are no other Subsidiaries.

         4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, on a consolidated basis together with Partners and any other Subsidiaries, now or hereafter existing, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                 A. FINANCIAL CONDITION. Maintain at all times Borrower's financial condition as follows and determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the following:

                          i.      Maintain thereafter a ratio of Funded Debt
to EBITDA of 2.25 to 1.0 or less; and on April 30, 1998, and thereafter, maintain a ratio of Funded Debt to EBITDA of 2.0 to 1.0 or less.

                          ii.     Maintain a ratio of Funded Debt to Tangible
Net Worth of 2.0 to 1.0 or less; and on April 30, 1998, and thereafter, maintain a ratio of Funded Debt to Tangible Net worth of 1.5 to 1.0 or less.

                          iii.    Beginning April 1, 1998, maintain a ratio of
cash plus Accounts Receivable to Current Liabilities plus unsecured Funded Debt of 1.0 to 1.0 or greater.





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                 B.       FINANCIAL STATEMENTS AND OTHER INFORMATION.  Maintain
a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

                          i.      Furnish to Bank audited financial statements
of Borrower for each fiscal year of Borrower, within one hundred twenty (120) days after the close of each such fiscal year, prepared by a public accounting firm acceptable to Bank.

                          ii.     Furnish to Bank financial statements prepared
by Borrower (including a balance sheet and profit and loss statement) of Borrower, for each quarter of each fiscal year of Borrower, within forty five
(45) days after the close of each such period, such financial statements to be certified by the president, vice president or chief financial officer of Borrower.

                          iii.    Furnish to Bank a compliance certificate for
(and executed by an authorized representative of) Borrower in the form of Exhibit "B" attached hereto, concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs i and ii above, and at such other times as Bank may request, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and
(b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants.

                          iv.     Furnish to Bank promptly such additional
information, reports and statements respecting the business operations and financial condition of Borrower, Partners and their Subsidiaries, respectively, from time to time, as Bank may reasonably request.

                 C. INSURANCE. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

                 D. EXISTENCE AND COMPLIANCE. Maintain its, as well as that of its Subsidiaries,





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existence, good standing and qualification to do business, where  failure to do so would have a material adverse effect on Borrower or its Subsidiaries, and comply with all laws, regulations and governmental requirements including, without limitation, applicable environmental laws or to any of its or their property, business operations and transactions.

                 E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower's, Partners' or any Subsidiary's financial condition or operations or Bank's rights under the Loan Documents, (ii) any material litigation filed by or against Borrower or any Subsidiary, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of Five Hundred Thousand and No/100 Dollars ($500,000.00).

                 F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                 G. MAINTENANCE. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                 H. ENVIRONMENTAL. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's or any Subsidiary's business operations; and (ii) all claims made or threatened by any third party against Borrower or any Subsidiary relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.





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


         5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                 A. CAPITAL EXPENDITURES. Make capital expenditures during each fiscal year (including capitalized leases) exceeding in the aggregate a number which is equal to twenty five percent (25%) of the previous year's annual depreciation plus net profit.

                 B. LEASE EXPENDITURES. Incur new obligations for the lease or hire of real or personal property requiring payments in any fiscal year in excess of an aggregate of Five Hundred Thousand and No/100 Dollars ($500,000.00).

                 C. TRANSFER OF ASSETS OR CONTROL. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or transfer control or ownership of any Subsidiary.

                 D. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets (including, without limitation, any of Borrower's intellectual property), except in favor of Bank and except for limited liens involving non-recourse lease related loans, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

                 E.       EXTENSIONS OF CREDIT.   Other than loans to
Subsidiaries, make or permit any Subsidiary to make, loans or advances in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate outstanding at any time, or make any capital contribution to, or participate as a partner or joint venturer with any Person, except for extensions of credit to employees in the normal course of Borrower's business, and except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year, or obligations of Bank or any subsidiary thereof.

                 F. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, non-recourse indebtedness, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

                 G. DIVIDENDS AND DISTRIBUTIONS. Make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower exceeding in the aggregate a sum which is equal to twenty five percent (25%) of net profit per fiscal year.

                 H. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

                 I. MANAGEMENT CHANGE. Make any substantial change in its present executive or management personnel.

                 J. NEGATIVE PLEDGE LIMITATION. Enter into any agreement with any person other than Bank pursuant hereto which prohibits or limits the ability of Borrower or any Subsidiary to create, incur, assume or suffer to exist any lien upon any of the assets, rights, revenues or property, whether real, personal or mixed, whether tangible or intangible, and whether now owned or hereafter acquired.

                 K. ACQUISITIONS OR MERGERS. Acquire or enter into any merger or consolidation, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, or otherwise invest in or acquire any interest in any entity, except in regards to any acquisition that (i) has positive EBITDA during the last two (2) fiscal years, (ii) the total consideration therefor is less than Three Million and No/100 Dollars ($3,000,000.00) (unless the acquisition is 100% stock), and (iii) the total consideration is less than six (6) times the acquisition EBITDA, provided, however, in no event may Borrower enter into any acquisition if the results of such acquisition on a proforma basis would cause a default hereunder.

                 L. FUNDING TO PARTNERS. During the interim period between the date hereof and the date all due diligence has been completed to Bank's satisfaction as set forth in Section 2 D. hereof, Borrower shall not fund, loan, advance or make available to, in any manner, sums to Partners in excess of One Million and No/100 Dollars ($1,000,000.00)

         6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if any of the following should occur:

                 A. It shall default in the payment of any amounts due and owing under the Loan within fifteen (15) days of the date when due or;

                 B. It should fail to timely and properly observe, keep or perform any term, covenant, agreement or condition herein or in any other Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of NationsBank Corporation; or

                 C. There should occur any material adverse change in Borrower's financial condition or business affairs from that shown on Borrower's most recent financial statements provided to Bank, including, without limitation, any legal proceedings commenced against Borrower or any of its officers which Bank determines in its sole discretion could have a material adverse effect on Borrower's financial condition or business affairs, provided, however, that Bank agrees not to exercise its right to declare a default as a result of any such material adverse change until forty five (45) days after written notice from Bank to Borrower that Bank deems a material adverse change to have occurred.

         7. REMEDIES UPON DEFAULT. If any of the foregoing defaults shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower:
         SCB Computer Technology, Inc.
         1365 Brierbrook Road
         Germantown, Tennessee 38138
         Attn: Gordon Bateman
         Fax. No. 901/754-8463

         with a copy to:
         Bass, Berry, & Sims PLC
         2700 First America Center
         Nashville, Tennessee 37238-2700
         Attn: Gentry Barden
         Fax No. 615/742-6298

         Bank:
         NationsBank of Tennessee,  N.A.
         6363 Poplar Avenue, Suite 230
         Memphis, Tennessee 38119
         Attention: Michael R. Frick
         Fax No. 901/820-8062

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                 A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

                 B.       If sent by  any other means , upon delivery.

         9. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees

(to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law), incurred by Bank in connection with
(a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Bank for which Borrower is obligated to reimburse Bank in accordance with the Terms of the Loan Documents.

         10. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                 A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                 B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the state of Tennessee and applicable United States federal law.

                 C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                 D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                 E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                 F. INDEMNIFICATION. Notwithstanding anything to the contrary contained in Section

10(G), except for gross negligence or willful misconduct, Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

                 G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Bank to make any advances under the Loan shall not have expired.

         11. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS, INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                 A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT,

AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                 B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BORROWER:                                     BANK:

SCB COMPUTER TECHNOLOGY, INC.                 NATIONSBANK OF TENNESSEE, N.A.

By: /s/ Gordon Bateman                        By: /s/ Michael R. Frick
   ----------------------------                  ---------------------------

Name: Gordon Bateman                          Name:  Michael R. Frick
     --------------------------                    -------------------------

Title: Chief Financial officer                Title: Vice President
      -------------------------                     ------------------------
          [Corporate Seal]

Attest: /s/ Bobby P. Jackson
       ------------------------

Name: Bobby P. Jackson
      -------------------------

Title: Controller
       ------------------------

DELTA SOFTWARE SYSTEMS, INC.

By: /s/ Gordon Bateman
   ----------------------------

Name: Gordon Bateman
     --------------------------

Title: Secretary
      -------------------------
          [Corporate Seal]

Attest: Bobby P. Jackson
       ------------------------
Name: Bobby P. Jackson
     --------------------------
Title: Controller
      -------------------------

TMR ACQUISITION, INC.

By: /s/ Gordon Bateman
   ----------------------------

Name: Gordon Bateman
     --------------------------

Title: Secretary
      -------------------------
          [Corporate Seal]

Attest: Bobby P. Jackson
       ------------------------

Name: Bobby P. Jackson
      -------------------------

Title: Controller
      -------------------------

                                  EXHIBIT "A"

                                  SUBSIDIARIES



                       1. Delta Software Systems, Inc.
                       2. TMR Acquisition, Inc.
                       3. Partners Capital Group, Inc.
                       4. Partners Resources, Inc.
                       5. SCB Software Services, Inc.

                                    Exhibit B

[GRAPHIC OMITTED]                                         COMPLIANCE CERTIFICATE

--------------------------------------------------------------------------------

STATUS AS OF ___________, 19____

                                       Quarter ended Quarter ended Quarter ended Quarter ended 12 Mos. ended
                                           31-Oct-96     31-Jan-97     30-Apr-97     31-Jul-97     31-Jul-97
EBITDA                                                                                                     0
------
Net Income                                                                                                 0

Taxes                                                                                                      0

Interest Expense                                                                                           0

less: Int. Exp paid on non-recourse                                                                        0
notes

Amortization and Depreciation Expense                                                                      0
less: A&D expense on non-recourse                                                                          0
notes

After tax extraordinary losses (gains)                                                                     0
                                       ----------------------------------------------------------------------
Total EBITDA                                       0             0             0             0             0
                                       ----------------------------------------------------------------------

FUNDED DEBT/ EBITDA
-------------------
Recourse Notes Payable (Funded Debt)

EBITDA                                                                                                     0
                                                                                               --------------
Funded Debt/ EBITDA                                                                               #DIV/01
                                                                                               --------------
Maximum 2.25x; 2.0 on/after 4/30/98

FUNDED DEBT/ TANGIBLE NET WORTH
-------------------------------
Funded Debt                                                                                                0

Tangible Net Worth
                                                                                               --------------
Funded Debt/ Tangible Net Worth                                                                   #DIV/01
                                                                                               --------------
Maximum 2.0x; 1.5x on/after 4/30/98

ACCTS REC./ CURRENT LIAB. & F. DEBT
-----------------------------------
Accounts Rec. (net of  past dues, etc.)

Funded Debt                                                                                                0
                                                                                               --------------
Accts Rec./ Current Liab. & F. Debt
                                                                                               --------------
Minimum 1.0x, beginning 4/30/98                                                                   #DIV/01


CERTIFICATION

This Certificate is given by SCB Computer Technology, Inc. pursuant to subsection 4.B.iii of the Loan Agreement ("Agreement") between Borrower and NationsBank of Tennessee, N.A. ("Bank") dated July 10, 1997. The undersigned does hereby certify, represent, and warrant to Bank that the information set forth herein, financial statements and other attachments ("Attachments") hereto are true, correct, accurate, and complete in all respects, without any material deviations or omissions. Borrower certifies there is no default under the terms of the Agreement.

SCB COMPUTER TECHNOLOGY, INC.

By:_____________________________________

Title:__________________________________
(must be CFO, VP or President)

Date:___________________________________